Exhibit 99.1

Media Contacts:

Robert G. Rouse, Executive Vice President and Chief Operating Officer

Jerome Kapelus, Senior Vice President, Strategy and Business Development

(631) 962-7000

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES

RESULTS FOR FISCAL 2007 FOURTH QUARTER AND FULL YEAR

Melville, New York – September 19, 2007 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2007. Net sales, operating income, EBITDA, net income and diluted earnings per share for the full year were at all time highs.

Net sales for the fourth quarter of fiscal 2007 were $117.8 million compared to $100.2 million for the fourth quarter of fiscal 2006, reflecting growth in the mobile data communications and RF microwave amplifiers segments, partially offset by lower sales in the telecommunications transmission segment.

GAAP net income was $17.1 million, or $0.63 per diluted share, for the three months ended July 31, 2007 compared to $11.8 million, or $0.45 per diluted share, for the three months ended July 31, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $18.5 million, or $0.67 per diluted share, for the three months ended July 31, 2007 as compared to Non-GAAP net income of $12.9 million, or $0.48 per diluted share, for the three months ended July 31, 2006.

Net sales for the twelve months ended July 31, 2007 were $445.7 million, compared to $391.5 million for the twelve months ended July 31, 2006. GAAP net income was $65.2 million, or $2.42 per diluted share, for the twelve months ended July 31, 2007 compared to $45.3 million, or $1.72 per diluted share, for the twelve months ended July 31, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $70.2 million, or $2.57 per diluted share, for the twelve months ended July 31, 2007 as compared to Non-GAAP net income of $49.6 million, or $1.86 per diluted share, for the twelve months ended July 31, 2006.

In commenting on the Company‘s performance during the fourth quarter of fiscal 2007, Fred Kornberg, President and Chief Executive Officer, noted, “The fourth quarter was an outstanding finish to another record year for Comtech. The fundamentals across all three of our business segments remain solid and we continue to see strong demand for our product and service offerings, as evidenced by the sizable bookings we’ve received in recent weeks on key programs.”

Mr. Kornberg concluded, “As we look forward to fiscal 2008, we are confident that we are well-positioned for another year of record sales and earnings.”

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Selected Fourth Quarter Fiscal 2007 Financial Metrics and Other Items

•

Bookings for the three and twelve months ended July 31, 2007 were $93.8 million and $388.7 million, respectively, compared to $147.9 million and $424.2 million for the three and twelve months ended July 31, 2006, respectively. Fourth quarter fiscal 2007 satellite earth station bookings returned to levels experienced in the first and second quarters of fiscal 2007. Backlog as of July 31, 2007 was $129.0 million compared to $153.0 million as of April 30, 2007 and $186.0 million as of July 31, 2006.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $27.2 million and $102.5 million for the three and twelve months ended July 31, 2007, respectively, versus $20.3 million and $78.3 million for the three and twelve months ended July 31, 2006, respectively.

•	Cash provided by operating activities for fiscal 2007 was $89.2 million compared to $44.3 million for fiscal 2006.

•

In our mobile data communications segment, during the fourth quarter of fiscal 2007, we recorded a favorable cumulative gross profit adjustment, which resulted in an increase to operating income of $5.3 million. This adjustment, which is discussed in our Form 10-K filed earlier today, primarily related to the finalization of total contract costs in connection with the completion of the original U.S. Army Movement Tracking System (“MTS”) contract. During the fourth quarter of fiscal 2006, we also recorded a favorable cumulative gross profit adjustment on the MTS contract, which resulted in an increase to operating income of $3.3 million.

•

Our effective tax rate was 34.5% in the fourth quarter of fiscal 2007. Our effective tax rate for the fourth quarter and full fiscal year 2007, excluding certain adjustments which are more fully described in our Form 10-K filed earlier today, approximated 35.0%.

•

Amortization of stock-based compensation expense for the three months ended July 31, 2007 and 2006 was $2.1 million and $1.5 million, respectively. Amortization of stock-based compensation expense for the twelve months ended July 31, 2007 and 2006 was $7.4 million and $5.7 million, respectively.

Conference Call

The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 20, 2007. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 909-5202 (domestic) or (785) 830-7975 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-1116. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	(Unaudited) Three months ended July 31,		(Audited) Fiscal year ended July 31,
	2007	2006	2007	2006

Net sales	$117,814,000	100,206,000	445,684,000	391,511,000
Cost of sales	65,319,000	56,413,000	252,389,000	232,210,000

Gross profit	52,495,000	43,793,000	193,295,000	159,301,000

Expenses:
Selling, general and administrative	19,842,000	19,801,000	73,312,000	67,071,000
Research and development	9,646,000	6,942,000	32,469,000	25,834,000

Amortization of intangibles	564,000	669,000	2,592,000	2,465,000

	30,052,000	27,412,000	108,373,000	95,370,000

Operating income	22,443,000	16,381,000	84,922,000	63,931,000

Other expense (income):
Interest expense	679,000	670,000	2,731,000	2,687,000
Interest income and other	(4,303,000)	(2,839,000)	(14,208,000)	(9,243,000)

Income before provision for income taxes	26,067,000	18,550,000	96,399,000	70,487,000
Provision for income taxes	8,980,000	6,771,000	31,186,000	25,218,000

Net income	$17,087,000	11,779,000	65,213,000	45,269,000

Net income per share:
Basic	$0.73	0.52	2.81	1.99

Diluted	$0.63	0.45	2.42	1.72

Weighted average number of common shares outstanding - basic	23,508,000	22,830,000	23,178,000	22,753,000

Weighted average number of common and common equivalent shares outstanding assuming dilution - diluted	27,979,000	27,289,000	27,603,000	27,324,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	July 31,
	2007	2006
Assets	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$342,903,000	251,587,000
Restricted cash	—	1,003,000
Accounts receivable, net	73,585,000	70,047,000
Inventories, net	61,987,000	61,043,000
Prepaid expenses and other current assets	6,734,000	7,178,000
Deferred tax asset - current	9,380,000	7,591,000

Total current assets	494,589,000	398,449,000

Property, plant and equipment, net	29,282,000	24,732,000
Goodwill	24,387,000	22,244,000
Intangibles with finite lives, net	5,717,000	6,855,000
Deferred financing costs, net	1,903,000	2,449,000
Other assets, net	464,000	537,000

Total assets	$556,342,000	455,266,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,137,000	28,337,000
Accrued expenses and other current liabilities	47,332,000	41,230,000
Customer advances and deposits	20,056,000	3,544,000
Deferred service revenue	—	9,896,000
Current installments of other obligations	135,000	154,000
Interest payable	1,050,000	1,050,000
Income taxes payable	2,796,000	5,252,000

Total current liabilities	97,506,000	89,463,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	108,000	243,000
Deferred tax liability - non-current	7,960,000	6,318,000

Total liabilities	210,574,000	201,024,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 24,016,329 shares and 23,052,593 shares at July 31, 2007 and 2006, respectively	2,402,000	2,305,000
Additional paid-in capital	165,703,000	139,487,000
Retained earnings	177,848,000	112,635,000

	345,953,000	254,427,000

Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	345,768,000	254,242,000

Total liabilities and stockholders’ equity	$556,342,000	455,266,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

	Three Months Ended July 31,		Fiscal year Ended July 31,
	2007	2006	2007	2006
Reconciliation of Non-GAAP Net Income To GAAP
Net Income(1):
Non-GAAP net income	$18,455,000	12,912,000	70,220,000	49,638,000
Amortization of stock-based compensation	(2,108,000)	(1,469,000)	(7,401,000)	(5,681,000)
Tax effect of stock-based compensation expense	740,000	336,000	2,394,000	1,312,000

GAAP net income	$17,087,000	11,779,000	65,213,000	45,269,000

Reconciliation of Non-GAAP Diluted Earnings Per
Share To GAAP Diluted Earnings Per Share(1),(2):
Non-GAAP diluted earnings per share	$0.67	0.48	2.57	1.86
Amortization of stock-based compensation	(0.06)	(0.04)	(0.22)	(0.19)
Tax effect of stock-based compensation expense	0.02	0.01	0.07	0.05

GAAP diluted earnings per share	$0.63	0.45	2.42	1.72

Reconciliation of GAAP Net Income to EBITDA(3):
GAAP net income	$17,087,000	11,779,000	65,213,000	45,269,000
Income taxes	8,980,000	6,771,000	31,186,000	25,218,000
Net interest income and other	(3,624,000)	(2,169,000)	(11,477,000)	(6,556,000)
Amortization of stock-based compensation	2,108,000	1,469,000	7,401,000	5,681,000
Depreciation and amortization	2,641,000	2,443,000	10,128,000	8,707,000

EBITDA	$27,192,000	20,293,000	102,451,000	78,319,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)	Earnings per share information for the full fiscal year may not equal the total of the quarters within the year as a result of rounding.

(3)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL

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